Exhibit 99.1

SandRidge Energy, Inc. Updates Shareholders on Operations

and Reports Financial Results for Third Quarter and First Nine Months of 2015

Adjusted EBITDA of $118 Million for the Third Quarter and

Adjusted Loss of $0.07 per Diluted Share

Third Quarter Production of 79.9 MBoepd (31% Oil, 17% NGLs)

Raising 2015 Production Guidance Range to 29.5-30.5 MMBoe from 29.0-30.5 MMBoe While Lowering Lifting Costs per Boe Range to $10.50-$11.50 from $11.50-$12.50

Achieved Year End Goal of $2.3 Million per Mississippian Lateral in Third Quarter

Bond Repurchases and Exchanges Address $525 Million of Debt

$1.3 Billion of Liquidity at End of Third Quarter, Including $790 Million in Cash

Events Subsequent to Third Quarter 2015

Agreement to Acquire North Park Basin Niobrara Shale Oil Assets for $190 Million Adds 1.0 MBoepd of Production, 27 MMBoe of Proved Reserves (82% Oil) and Materially Expands Drilling Inventory

Additional Bond Repurchases and Exchanges Address $400 Million of Debt

Acquisition of Piñon Gathering System Eliminates ~$40 Million of Annual Expenses

Affirmed $500 Million Borrowing Base and Amended Senior Credit Facility

Oklahoma City, Oklahoma, November 4, 2015 – SandRidge Energy, Inc. (NYSE: SD) today announced financial and operational results for the quarter ended September 30, 2015. Additionally, presentation slides will be available on the Company’s website, www.sandridgeenergy.com, under Investor Relations/Events at 7 am ET on November 5th.

The Company had a strong operational quarter, and has both increased 2015 production guidance and decreased 2015 lease operating expense guidance due to positive ongoing production and expense results and the acquisition of the Piñon gathering system. The acquisition eliminates approximately $40 million of expenses annually beginning in November 2015.

As previously announced during and after the third quarter, SandRidge bought back $350 million of unsecured notes for $124 million in cash (36% of par value), creating annual interest expense savings of $27 million. In the transactions, the company also exchanged $575 million of unsecured notes into similar notes convertible into approximately 364 shares of SandRidge common stock per $1,000 of par value of the notes.

After the close of the third quarter, SandRidge entered into a purchase and sales agreement to acquire assets from EE3, LLC, a North Park Basin, Colorado producer consisting of 16 wells producing 1.0 MBoepd with 136,000 net acres of Niobrara Shale oil development potential.

“Our third quarter results featured continued cost control, strong operations, and we drilled eight more extended laterals. We also addressed $925 million of debt through bond repurchases at a steep discount to face value, and additional bond exchange agreements reflecting conversion of debt to equity at a very large premium to our recent share price, making these exchanges extremely accretive to shareholders. In October, we created considerable value by acquiring the Piñon gathering system, reducing annual expenses by approximately $40 million.” said James Bennett, SandRidge’s Chief Executive Officer and President.

“Topping off the significant and varied activity of recent weeks, our $190 million acquisition of assets in Colorado, which we announced today, gives SandRidge entry into the derisked Niobrara Shale oil play. We intend to allocate significant capital there, taking advantage of our medium depth horizontal drilling and infrastructure management skillsets. Combining continued development of our existing Mid-Continent assets with our new high return Niobrara play, we aim to diversify and improve our overall capital efficiencies. We are visibly capturing balance sheet, operational, and acquisition opportunities to enhance our value proposition to investors.”

Drilling and Operational Activities

Mid-Continent: During the third quarter of 2015, SandRidge drilled 31 laterals. The Company averaged six horizontal rigs operating in the play. The Company’s Mid-Continent assets produced 70.6 MBoepd during the third quarter (30% oil, 19% NGLs, 51% natural gas).

West Texas: During the third quarter, Permian Basin properties produced approximately 4.2 MBoepd (82% oil, 11% NGLs, 7% natural gas). Legacy West Texas Overthrust properties produced approximately 5.1 MBoepd (99% natural gas, 1% oil).

Operational Highlights

•	Average third quarter production of 79.9 MBoepd, a 10% decrease versus the second quarter of 2015

•	Achieved $2.3 million per Mississippian lateral cost in the third quarter, a $700,000, or 23%, reduction from 2014 per lateral costs

•	Spud 14 laterals with multilateral design in the third quarter (8 extended laterals and 6 full section development laterals) with an average cost of $2.2 million per lateral

•	19 single Mississippian laterals delivered an average 30-day IP rate of 447 Boepd (51% oil), 127% of Mississippian type curve in the third quarter

•	101 multilaterals delivered a cumulative average program to date 90-day IP rate of 280 Boepd (52% oil), 100% of Mississippian type curve through the third quarter

•	Reduced Mid-Continent annual LOE guidance by $0.80 per Boe primarily due to a reduction in power use and generator rentals

Operational Highlights - Subsequent to Third Quarter

As previously announced, the Company acquired the Piñon gathering system, in connection with its West Texas Overthrust properties. Acquisition of this asset eliminates ~$40 million of annual expenses, beginning in November 2015.

Steve Turk, SandRidge’s Chief Operating Officer noted, “The teams delivered strong results averaging 79.9 MBoepd in the third quarter, 70.6 MBoepd from our original Mid-Continent assets. Confidence in our program led to the decision to again raise the lower end of our annual production guidance by 500 MBoe. Ahead of our year end goal, we also achieved an average cost of $2.3 million per Mississippian lateral in the third quarter. New drilling in the quarter consisted of 56% multilaterals from extended lateral development and our improved full section development design, including our first successfully executed 2-mile extended lateral

Woodford well. Expanding upon these established capabilities, we are excited about applying the team’s proven low cost operations expertise to our newly acquired Niobrara assets in the North Park Basin. We are confident that our experience in medium depth horizontal drilling and our disciplined approach to reducing operating costs will enhance the value of this oily multiple bench shale resource play.”

Key Financial Results

Third Quarter

•	Adjusted EBITDA, net of Noncontrolling Interest, was $118 million for third quarter 2015 compared to $225 million in third quarter 2014

•	Adjusted operating cash flow of $45 million for third quarter 2015 compared to $203 million in third quarter 2014

•	Adjusted net loss of $45 million, or $0.07 per diluted share, for third quarter 2015 compared to adjusted net income of $43 million, or $0.07 per diluted share, in third quarter 2014

Nine Months

•	Adjusted EBITDA, net of Noncontrolling Interest, was $460 million in the first nine months of 2015 compared to $596 million in first nine months of 2014, pro forma for divestitures

•	Adjusted operating cash flow of $302 million in the first nine months of 2015 compared to $509 million in the first nine months of 2014

•	Adjusted net loss of $61 million, or $0.10 per diluted share, in the first nine months of 2015 compared to adjusted net income of $109 million, or $0.19 per diluted share, in the first nine months of 2014

Adjusted net income (loss) available to common stockholders, adjusted EBITDA, pro forma adjusted EBITDA and adjusted operating cash flow are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” beginning on page 10.

Financial / Other Highlights

•	Ended the third quarter with $1.3 billion in liquidity, including $790 million in cash

•	Bond repurchases and exchanges address $525 million of total debt, retiring $250 million with $94 million in cash (38% of par value) and exchanging $275 million into debt, convertible into equity

•	Suspension of 7.0% semi-annual preferred stock dividend payment

•	Incurred a non-cash impairment charge of approximately $1.1 billion primarily due to a ceiling test impairment, resulting from a significant decline in oil price

Financial / Other Highlights – Subsequent to Third Quarter

•	Additional bond repurchases and exchanges address $400 million of total debt, retiring $100 million with $30 million in cash (30% of par value) and exchanging $300 million into debt, convertible into equity

•	Affirmed $500 million borrowing base and amended credit agreement allowing for an increase in an amount available for cash repurchase of senior unsecured notes from $200 million to $275 million

•	As of October 30, 2015, a total principal amount of $126 million in both 2022 and 2023 unsecured convertible notes had voluntarily converted into common stock

Operational and Financial Statistics

Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Production - Total
Oil (MBbl)	2,262	2,644	7,604	7,927
NGL (MBbl)	1,246	1,109	3,883	2,500
Natural gas (MMcf)	23,058	21,501	71,133	62,335
Oil equivalent (MBoe)	7,351	7,337	23,343	20,816
Daily production (MBoed)	79.9	79.7	85.5	76.2

Production - Mid-Continent
Oil (MBbl)	1,938	2,197	6,554	5,849
NGL (MBbl)	1,202	1,063	3,764	2,314
Natural gas (MMcf)	20,128	18,190	62,292	48,704
Oil equivalent (MBoe)	6,495	6,292	20,700	16,280
Daily production (MBoed)	70.6	68.4	75.8	59.6

Average price per unit
Realized oil price per barrel - as reported	$43.33	$94.60	$47.55	$97.12
Realized impact of derivatives per barrel	28.85	0.26	32.87	(1.27)

Net realized price per barrel	$72.18	$94.86	$80.42	$95.85

Realized NGL price per barrel - as reported	$13.29	$35.84	$14.69	$37.84
Realized impact of derivatives per barrel	—	—	—	—

Net realized price per barrel	$13.29	$35.84	$14.69	$37.84

Realized natural gas price per Mcf - as reported	$2.19	$3.24	$2.20	$3.86
Realized impact of derivatives per Mcf	0.09	0.13	0.41	(0.22)

Net realized price per Mcf	$2.28	$3.37	$2.61	$3.64

Realized price per Boe - as reported	$22.46	$49.01	$24.65	$53.08

Net realized price per Boe - including impact of derivatives	$31.61	$49.48	$36.58	$51.95

Average cost per Boe
Lease operating	$9.91	$11.27	$10.46	$12.32
Production taxes	0.50	1.14	0.54	1.15
General and administrative
General and administrative, excluding stock-based compensation	$4.17	$2.77	$4.01	$3.80
Stock-based compensation (1)	0.49	0.58	0.65	0.76

Total general and administrative	$4.66	$3.35	$4.66	$4.56
General and administrative - adjusted
General and administrative, excluding stock-based compensation (2)	$3.29	$2.76	$3.37	$3.44
Stock-based compensation (1)(3)	0.48	0.55	0.44	0.66

Total general and administrative - adjusted	$3.77	$3.31	$3.81	$4.10

Depletion (4)	$9.20	$15.49	$11.58	$15.99

Lease operating cost per Boe
Mid-Continent	$7.09	$8.18	$7.75	$8.04

Earnings per share
Loss per share applicable to common stockholders
Basic	$(1.23)	$0.30	$(6.14)	$(0.11)
Diluted	(1.23)	0.27	(6.14)	(0.11)

Adjusted net (loss) income per share available to common stockholders
Basic	$(0.11)	$0.07	$(0.18)	$0.14
Diluted	(0.07)	0.07	0.10	0.19

Weighted average number of common shares outstanding (in thousands)
Basic	526,388	485,458	500,077	485,194
Diluted (5)	641,526	575,912	586,424	578,125

(1)	Expense for equity-classified stock-based awards.
(2)	Excludes severance, legal settlements and shareholder litigation costs totaling $6.4 million and $14.9 million for the three and nine-month periods ended September 30, 2015, respectively. Excludes severance, transaction costs and shareholder litigation costs totaling $0.1 million and $7.5 million for the three and nine-month periods ended September 30, 2014, respectively.
(3)	Three and nine-month periods ended September 30, 2015 exclude $0.1 million and $4.8 million, respectively, for the acceleration of certain stock awards. Three and nine-month periods ended September 30, 2014 exclude $0.2 million and $2.2 million, respectively, for the acceleration of certain stock awards.
(4)	Includes accretion of asset retirement obligation.
(5)	Includes shares considered antidilutive for calculating earnings per share in accordance with GAAP for certain periods presented.

Capital Expenditures

The table below summarizes the Company’s capital expenditures for the three and nine-month periods ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Drilling and production
Mid-Continent	$87,183	$336,171	$511,789	$743,059
Permian Basin	675	49,314	4,257	155,788
Gulf of Mexico/Gulf Coast	—	—	—	22,975

	87,858	385,485	516,046	921,822
Leasehold and geophysical
Mid-Continent	15,848	47,260	42,434	127,296
Gulf of Mexico/Gulf Coast	—	—	—	159
Other	651	2,340	4,391	7,990

	16,499	49,600	46,825	135,445

Inventory	1,656	674	(3,356)	(728)

Total exploration and development	106,013	435,759	559,515	1,056,539

Drilling and oil field services	259	3,603	2,732	10,877
Midstream	3,719	14,045	20,400	25,810
Other - general	3,306	14,422	18,405	27,311

Total capital expenditures, excluding acquisitions	113,297	467,829	601,052	1,120,537

Acquisitions	(244)	367	3,231	16,920

Total capital expenditures	$113,053	$468,196	$604,283	$1,137,457

Derivative Contracts

The table below sets forth the Company’s consolidated oil and natural gas price swaps and collars for the years 2015 and 2016 as of November 4, 2015:

	Quarter Ending
	3/31/2015	6/30/2015	9/30/2015	12/31/2015	FY2015
Oil (MMBbls)
Swap Volume	2.29	1.73	1.01	0.55	5.59
Swap	$92.71	$91.55	$92.43	$94.11	$92.44

Three-way Collar Volume	0.72	0.73	1.56	1.56	4.58
Call Price	$103.13	$103.13	$103.65	$103.65	$103.48
Put Price	$90.82	$90.82	$90.03	$90.03	$90.28
Short Put Price	$73.13	$73.13	$78.15	$78.15	$76.56

Natural Gas (Bcf)
Swap Volume	14.40	1.82	1.84	1.84	19.90
Swap	$4.62	$4.20	$4.20	$4.20	$4.51

Collar Volume	0.25	0.25	0.25	0.25	1.01
Collar: High	$8.55	$8.55	$8.55	$8.55	$8.55
Collar: Low	$4.00	$4.00	$4.00	$4.00	$4.00

Natural Gas Basis (Bcf)
Swap Volume	9.65	15.47	15.64	15.64	56.40
Swap	(0.29)	(0.30)	(0.30)	(0.30)	(0.30)

	Quarter Ending
	3/31/2016	6/30/2016	9/30/2016	12/31/2016	FY2016
Oil (MMBbls)
Swap Volume	0.36	0.36	0.37	0.37	1.46
Swap	$88.36	$88.36	$88.36	$88.36	$88.36

Three-way Collar Volume	0.91	0.91	0.37	0.37	2.56
Call Price	$101.35	$101.35	$99.63	$99.63	$100.85
Put Price	$90.00	$90.00	$90.00	$90.00	$90.00
Short Put Price	$83.39	$83.39	$82.50	$82.50	$83.14

Natural Gas (Bcf)
Swap Volume	—	—	—	—	—
Swap	—	—	—	—	—

Collar Volume	—	—	—	—	—
Collar: High	—	—	—	—	—
Collar: Low	—	—	—	—	—

Natural Gas Basis (Bcf)
Swap Volume	2.73	2.73	2.76	2.76	10.98
Swap	(0.38)	(0.38)	(0.38)	(0.38)	(0.38)

Balance Sheet

The Company’s capital structure at September 30, 2015 and December 31, 2014 is presented below:

	September 30,	December 31,
	2015	2014
	(in thousands)
Cash and cash equivalents	$790,142	$181,253

Current maturities of long-term debt	$—	$—
Long-term debt (net of current maturities)
8.75% Senior Secured Notes due 2020	1,250,000	—
Senior Unsecured Notes
8.75% Senior Notes due 2020, net	401,149	445,402
7.5% Senior Notes due 2021	996,309	1,178,486
8.125% Senior Notes due 2022	601,187	750,000
7.5% Senior Notes due 2023, net	622,923	821,548
Convertible Senior Unsecured Notes
8.125% Convertible Senior Notes due 2022, net	36,406	—
7.5% Convertible Senior Notes due 2023, net	29,020	—

Total debt	3,936,994	3,195,436

Stockholders’ (deficit) equity
Preferred stock	6	6
Common stock	542	477
Additional paid-in capital	5,267,725	5,201,524
Treasury stock, at cost	(6,876)	(6,980)
Accumulated deficit	(6,328,118)	(3,257,202)

Total SandRidge Energy, Inc. stockholders’ (deficit) equity	(1,066,721)	1,937,825

Noncontrolling interest	663,451	1,271,995

Total capitalization	$3,533,724	$6,405,256

Pro Forma Capitalization

The Company’s capital structure at September 30, 2015, pro forma for subsequent events and based on par values is presented below:

	Actual as of	Actual as of	Pro forma (1)
	June 30, 2015	September 30, 2015	September 30, 2015
	(in millions)
Cash	$984	$790	$699

$500 million Revolving Credit Facility (undrawn)	—	—	—
8.75% Senior Secured 2nd Lien Notes due 2020	1,250	1,250	1,328

Total Secured Debt	$1,250	$1,250	$1,328

Unsecured Debt
8.75% Senior Notes due 2020	450	405	396
7.5% Senior Notes due 2021	1,146	994	758
8.125% Senior Notes due 2022	729	601	528
7.5% Senior Notes due 2023	825	625	544
Convertible Debt
8.125% Convertible Senior Notes due 2022	—	139	311
7.5% Convertible Senior Notes due 2023	—	114	138

Total Unsecured Debt	$3,150	$2,878	$2,674

Total Debt	$4,400	$4,128	$4,002

8.5% Convertible Perpetual Preferred Stock	265	265	265
7.0% Convertible Perpetual Preferred Stock	300	300	278

Total Preferred Stock	$565	$565	$543

Note: All amounts based on par value

(1)	Pro forma as of September 30, 2015:

(a)	October 8, 2015 buyback & exchange: $100 million unsecured debt repurchase, $300 million unsecured convertible exchange
(b)	Unsecured conversions: $126 million total unsecured debt voluntary conversions submitted prior to October 31, 2015
(c)	Preferred conversions: $22 million of preferred voluntary conversions
(d)	Piñon Gathering: Repurchased gathering system for $48 million cash plus $78 million par value 2nd Lien

2015 Operational Guidance

The Company is raising its 2015 production guidance. Additionally, the Company is lowering its LOE, Production Tax and DD&A guidance. Additional 2015 Guidance detail is available on the Company’s website, www.sandridgeenergy.com, under Investor Relations/Financial Information/Guidance.

	Total Company		Mid-Continent
	Projection as of August 5, 2015	Projection as of November 4, 2015	Projection as of August 5, 2015	Projection as of November 4, 2015
Production
Oil (MMBbls)	9.3 - 10.0	9.3 - 10.0	7.9 - 8.6	7.9 - 8.6
Natural Gas Liquids (MMBbls)	4.6 - 5.0	4.9 - 5.0	4.5 - 4.9	4.8 - 4.9

Total Liquids (MMBbls)	13.9 - 15.0	14.2 - 15.0	12.4 - 13.5	12.7 - 13.5
Natural Gas (Bcf)	90.5 - 93.5	91.8 - 93.5	78.4 - 81.4	79.7 - 81.4

Total (MMBoe)	29.0 - 30.5	29.5 - 30.5	25.5 - 27.0	26.0 - 27.0

Price Realization
Oil (differential below NYMEX WTI)	$3.75	$3.75
Natural Gas Liquids (realized % of NYMEX WTI)	30%	30%
Natural Gas (differential below NYMEX Henry Hub)	$0.75	$0.75

Costs per Boe
Lifting	$11.50 - $12.50	$10.50 - $11.50	$8.75 - $9.75	$7.95 - $8.95
Production Taxes	0.60 - 0.80	0.55 - 0.65
DD&A - oil & gas	11.00 - 12.00	10.60 - 10.90
DD&A - other	1.75 - 1.95	1.65 - 1.85

Total DD&A	$12.75 - $13.95	$12.25 - $12.75
G&A - cash	3.00 - 3.50	3.00 - 3.50
G&A - stock	0.50 - 0.75	0.50 - 0.75

Total G&A	$3.50 - $4.25	$3.50 - $4.25

EBITDA from Oilfield Services and Other ($ in millions) (1)	$10	$10
Adjusted Net Income Attributable to Noncontrolling Interest ($ in millions) (2)	$60	$60
Adjusted EBITDA Attributable to Noncontrolling Interest ($ in millions) (3)	$90	$90

Capital Expenditures ($ in millions)
Exploration and Production	$612	$612
Land and Geophysical	38	38

Total Exploration and Production	$650	$650
Oil Field Services	5	5
Electrical/Midstream	30	30
General Corporate	15	15

Total Capital Expenditures (excluding acquisitions)	$700	$700

(1)	EBITDA from Oilfield Services and Other is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense and depreciation, depletion and amortization. The most directly comparable GAAP measure for EBITDA from Oilfield Services and Other is Net Income from Oilfield Services and Other. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods and/or does not forecast the excluded items on a segment basis.

(2)	Adjusted Net Income Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes gain or loss due to changes in fair value of derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted Net Income Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

(3)	Adjusted EBITDA Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense, depreciation, depletion and amortization, gain or loss due to changes in fair value of derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted EBITDA Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

Non-GAAP Financial Measures

Adjusted operating cash flow, adjusted EBITDA, pro forma adjusted EBITDA, adjusted net (loss) income, and adjusted net income attributable to noncontrolling interest are non-GAAP financial measures.

The Company defines adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities and adjusted for cash paid on financing derivatives. It defines EBITDA as net loss (income) before income tax expense (benefit), interest expense and depreciation, depletion and amortization and accretion of asset retirement obligations. Adjusted EBITDA, as presented herein, is EBITDA excluding asset impairment, interest income, gain on derivative contracts net of cash received (paid) on settlement of derivative contracts, loss (gain) on sale of assets, legal settlements, severance, oil field services – Permian exit costs, gain on extinguishment of debt and other various items (including non-cash portion of noncontrolling interest and stock-based compensation). Pro forma adjusted EBITDA, as presented herein, is adjusted EBITDA excluding adjusted EBITDA attributable to properties or subsidiaries sold during the period.

Adjusted operating cash flow and adjusted EBITDA are supplemental financial measures used by the Company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company’s ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses these measures because adjusted operating cash flow and adjusted EBITDA relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, adjusted operating cash flow and adjusted EBITDA allow the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. These measures should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the Company’s adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Management also uses the supplemental financial measure of adjusted net (loss) income, which excludes asset impairment, gain on derivative contracts net of cash received (paid) on settlement of derivative contracts, gain on convertible notes derivative liabilities, loss (gain) on sale of assets, severance, oil field services – Permian exit costs, gain on extinguishment of debt and other non-cash items from loss applicable to common stockholders. Management uses this financial measure as an indicator of the Company’s operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net (loss) income is not a measure of financial performance under GAAP and should not be considered a substitute for loss applicable to common stockholders.

The supplemental measure of adjusted net income attributable to noncontrolling interest is used by the Company’s management to measure the impact on the Company’s financial results of the ownership by third parties of interests in the Company’s less than wholly-owned consolidated subsidiaries. Adjusted net income attributable to noncontrolling interest excludes the portion of asset impairment and (gain) loss on derivative contracts net of cash received (paid) on settlement of derivative contracts attributable to third party ownership in less than wholly-owned consolidated subsidiaries from net (loss) income attributable to noncontrolling interest. Adjusted net income attributable to noncontrolling interest is not a measure of financial performance under GAAP and should not be considered a substitute for net (loss) income attributable to noncontrolling interest.

The supplemental measures of pro forma cash and cash equivalents and pro forma debt as presented herein are cash and cash equivalents and debt adjusted for issuances, repurchases and conversions into common stock of debt subsequent to period end.

The tables below reconcile the most directly comparable GAAP financial measures to operating cash flow, EBITDA and adjusted EBITDA, adjusted net (loss) income available to common stockholders, adjusted net income attributable to noncontrolling interest, pro forma cash and cash equivalents and pro forma debt.

Reconciliation of Cash Provided by Operating Activities to Adjusted Operating Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Net cash provided by operating activities	$41,892	$164,892	$360,886	$395,684

(Deduct) add
Cash paid on financing derivatives	—	—	—	(44,128)
Changes in operating assets and liabilities	2,673	37,881	(59,084)	157,615

Adjusted operating cash flow	$44,565	$202,773	$301,802	$509,171

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Net (loss) income	$(640,412)	$157,338	$(3,043,847)	$(11,892)

Adjusted for
Income tax expense (benefit)	25	(1,064)	90	(2,131)
Interest expense	77,501	59,893	214,198	184,234
Depreciation and amortization - other	11,379	14,417	37,234	45,350
Depreciation and depletion - oil and natural gas	66,501	112,569	266,906	325,021
Accretion of asset retirement obligations	1,132	1,116	3,323	7,927

EBITDA	(483,874)	344,269	(2,522,096)	548,509

Asset impairment	1,074,588	54	3,647,845	167,966
Interest income	(501)	(110)	(629)	(545)
Stock-based compensation	3,203	3,438	9,294	12,010
Gain on derivative contracts	(42,211)	(132,575)	(59,034)	(4,792)
Cash received (paid) upon settlement of derivative contracts (1)	67,258	3,445	278,581	(23,382)
Loss (gain) on sale of assets	6,771	(995)	2,097	(978)
Legal settlements	5,122	—	4,994	23
Severance	1,290	5	11,819	8,927
Oil field services - Permian exit costs	62	—	4,353	—
Gain on extinguishment of debt	(340,699)	—	(358,633)	—
Other	935	841	3,676	(322)
Non-cash portion of noncontrolling interest (2)	(174,304)	6,594	(561,969)	(58,518)

Adjusted EBITDA	$117,640	$224,966	$460,298	$648,898

Less: EBITDA attributable to Gulf of Mexico properties	—	—	—	(53,376)

Pro forma adjusted EBITDA	$117,640	$224,966	$460,298	$595,522

(1)	Excludes amounts paid upon early settlement of derivative contracts for the nine months ended September 30, 2014.
(2)	Represents depreciation and depletion, impairment, (gain) loss on commodity derivative contracts net of cash received (paid) on settlement and income tax expense attributable to noncontrolling interests.

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Net cash provided by operating activities	$41,892	$164,892	$360,886	$395,684

Changes in operating assets and liabilities	2,673	37,881	(59,084)	157,615
Interest expense	77,501	59,893	214,199	184,234
Cash paid on early settlement of derivative contracts	—	—	—	25,434
Cash paid on early conversion of convertible notes	2,709	—	2,709	—
Gain on convertible notes derivative liability	10,146	—	10,146	—
Legal settlements	5,122	—	4,994	23
Severance	1,156	(168)	7,004	6,775
Oil field services - Permian exit costs	62	—	4,275	—
Noncontrolling interest - SDT (1)	(6,619)	(5,670)	(19,237)	(17,361)
Noncontrolling interest - SDR (1)	(4,918)	(9,201)	(16,277)	(32,251)
Noncontrolling interest - PER (1)	(6,694)	(18,697)	(33,212)	(58,635)
Noncontrolling interest - Other (1)	—	—	—	(4)
Other	(5,390)	(3,964)	(16,105)	(12,616)

Adjusted EBITDA	$117,640	$224,966	$460,298	$648,898

(1)	Excludes depreciation and depletion, impairment, (gain) loss on commodity derivative contracts net of cash received (paid) on settlement and income tax expense attributable to noncontrolling interests.

Reconciliation of (Loss Applicable) Income Available to Common Stockholders to Adjusted Net (Loss) Income Available to Common Stockholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
(Loss applicable) income available to common stockholders	$(649,526)	$145,957	$(3,070,916)	$(51,036)
Tax benefit adjustment	—	(1,160)	—	(1,160)
Asset impairment (1)	907,834	54	3,127,684	138,093
Gain on derivative contracts (1)	(38,438)	(116,719)	(53,926)	(7,608)
Cash received (paid) upon settlement of derivative contracts (1)	60,342	4,079	249,665	(18,501)
Gain on convertible notes derivative liability	(10,146)	—	(10,146)	—
Loss (gain) on sale of assets	6,771	(995)	2,097	(978)
Legal settlements	5,122	—	4,994	23
Severance	1,290	5	11,819	8,927
Oil field services - Permian exit costs	62	—	4,353	—
Gain on extinguishment of debt	(340,699)	—	(358,633)	—
Other	(160)	305	1,903	(968)
Effect of income taxes	19	55	76	3,235

Adjusted net (loss) income available to common stockholders	(57,529)	31,581	(91,030)	70,027
Preferred stock dividends	9,114	11,381	27,069	39,144
Effect of convertible debt, net of income taxes	2,918	—	2,918	—

Total adjusted net (loss) income	$(45,497)	$42,962	$(61,043)	$109,171

Weighted average number of common shares outstanding
Basic	526,388	485,458	500,077	485,194
Diluted (2)	641,526	575,912	586,424	578,125

Total adjusted net (loss) income
Per share - basic	$(0.11)	$0.07	$(0.18)	$0.14

Per share - diluted	$(0.07)	$0.07	$(0.10)	$0.19

(1)	Excludes amounts attributable to noncontrolling interests.
(2)	Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating earnings per share in accordance with GAAP.

Reconciliation of Net (Loss) Income Attributable to Noncontrolling Interest to Adjusted Net Income Attributable to Noncontrolling Interest

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Net (loss) income attributable to noncontrolling interest	$(156,073)	$40,162	$(493,243)	$49,733

Asset impairment	166,754	—	520,161	29,873
(Gain) loss on derivative contracts	(3,773)	(15,856)	(5,108)	2,816
Cash received (paid) on settlement of derivative contracts	6,916	(634)	28,916	(4,881)

Adjusted net income attributable to noncontrolling interest	$13,824	$23,672	$50,726	$77,541

Pro Forma Cash and Cash Equivalents

September 30,
2015
(in millions)
Cash and cash equivalents	$790
Acquisition of Piñon Gathering System - October 2015	(48)
Repurchase of Senior Unsecured Notes - October 2015	(30)
Conversion of Senior Convertible Unsecured Notes - October 2015 (1)	(13)

Pro forma - cash and cash equivalents	$699

(1)	Submitted prior to October 31, 2015

Pro Forma Debt

September 30,
2015
(in millions)
Total debt (par value)	$4,128
Acquisition of Piñon Gathering System - October 2015	78
Repurchase of Senior Unsecured Notes (par value) - October 2015	(100)
Conversion of Senior Convertible Unsecured Notes (par value) - October 2015 (1)(2)	(104)

Pro forma - total debt (par value)	$4,002

(1)	Submitted prior to October 31, 2015
(2)	Payments for accrued interest and early conversion

Conference Call Information

The Company will host a conference call to discuss these results on Thursday, November 5, 2015 at 8:00 am CT. The telephone number to access the conference call from within the U.S. is (877) 201-0168 and from outside the U.S. is (647) 788-4901. The passcode for the call is 43465872. An audio replay of the call will be available from November 5, 2015 until 11:59 pm CT on December 5, 2015. The number to access the conference call replay from within the U.S. is (855) 859-2056 and from outside the U.S. is (404) 537-3406. The passcode for the replay is 43465872.

A live audio webcast of the conference call will also be available via SandRidge’s website, www.sandridgeenergy.com, under Investor Relations/Presentations & Events. The webcast will be archived for replay on the Company’s website for 30 days.

Fourth Quarter 2015 Earnings Release and Conference Call

February 24, 2016 (Wednesday) – Earnings press release after market close

February 25, 2016 (Thursday) – Earnings conference call at 8:00 am CT

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)
Revenues
Oil, natural gas and NGL	$165,135	$359,613	$575,399	$1,104,835
Drilling and services	4,572	21,348	19,658	57,280
Midstream and marketing	8,838	11,922	26,208	44,706
Other	1,607	1,224	3,802	5,056

Total revenues	180,152	394,107	625,067	1,211,877

Expenses
Production	72,884	82,664	244,158	256,473
Production taxes	3,652	8,380	12,548	24,027
Cost of sales	4,323	15,992	22,034	38,942
Midstream and marketing	6,633	11,405	22,464	40,659
Depreciation and depletion - oil and natural gas	66,501	112,569	266,906	325,021
Depreciation and amortization - other	11,379	14,417	37,234	45,350
Accretion of asset retirement obligations	1,132	1,116	3,323	7,927
Impairment	1,074,588	54	3,647,845	167,966
General and administrative	34,233	24,589	108,764	95,042
Gain on derivative contracts	(42,211)	(132,575)	(59,034)	(4,792)
Loss (gain) on sale of assets	6,771	(995)	2,097	(978)

Total expenses	1,239,885	137,616	4,308,339	995,637

(Loss) income from operations	(1,059,733)	256,491	(3,683,272)	216,240

Other (expense) income
Interest expense	(77,000)	(59,783)	(213,569)	(183,689)
Gain on extinguishment of debt	340,699	—	358,633	—
Other (expense) income, net	(426)	(273)	1,208	3,159

Total other income (expense)	263,273	(60,056)	146,272	(180,530)

(Loss) income before income taxes	(796,460)	196,435	(3,537,000)	35,710
Income tax expense (benefit)	25	(1,064)	90	(2,131)

Net (loss) income	(796,485)	197,499	(3,537,090)	37,841
Less: net (loss) income attributable to noncontrolling interest	(156,073)	40,161	(493,243)	49,733

Net (loss) income attributable to SandRidge Energy, Inc.	(640,412)	157,338	(3,043,847)	(11,892)
Preferred stock dividends	9,114	11,381	27,069	39,144

(Loss applicable) income available to SandRidge Energy, Inc. common stockholders	$(649,526)	$145,957	$(3,070,916)	$(51,036)

(Loss) income per share
Basic	$(1.23)	$0.30	$(6.14)	$(0.11)

Diluted	$(1.23)	$0.27	$(6.14)	$(0.11)

Weighted average number of common shares outstanding
Basic	526,388	485,458	500,077	485,194

Diluted	526,388	575,911	500,077	485,194

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	September 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$790,142	$181,253
Accounts receivable, net	198,205	330,077
Derivative contracts	103,317	291,414
Prepaid expenses	11,308	7,981
Other current assets	6,025	21,193

Total current assets	1,108,997	831,918

Oil and natural gas properties, using full cost method of accounting
Proved	12,302,551	11,707,147
Unproved	260,657	290,596
Less: accumulated depreciation, depletion and impairment	(10,235,369)	(6,359,149)

	2,327,839	5,638,594

Other property, plant and equipment, net	507,247	576,463
Derivative contracts	16,249	47,003
Other assets	142,750	165,247

Total assets	$4,103,082	$7,259,225

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued expenses	$445,045	$683,392
Derivative contracts	369	—
Deferred tax liability	51,126	95,843
Other current liabilities	—	5,216

Total current liabilities	496,540	784,451
Long-term debt	3,936,994	3,195,436
Derivative contracts	326	—
Asset retirement obligations	58,121	54,402
Other long-term obligations	14,371	15,116

Total liabilities	4,506,352	4,049,405

Commitments and contingencies
Equity
SandRidge Energy, Inc. stockholders’ (deficit) equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at September 30, 2015 and December 31, 2014; aggregate liquidation preference of $265,000	3	3
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding at September 30, 2015 and December 31, 2014; aggregate liquidation preference of $300,000	3	3
Common stock, $0.001 par value; 1,800,000 shares authorized, 547,718 issued and 546,157 outstanding at September 30, 2015; 800,000 shares authorized, 485,932 issued and 484,819 outstanding at December 31, 2014	542	477
Additional paid-in capital	5,270,225	5,204,024
Additional paid-in capital - stockholder receivable	(2,500)	(2,500)
Treasury stock, at cost	(6,876)	(6,980)
Accumulated deficit	(6,328,118)	(3,257,202)

Total SandRidge Energy, Inc. stockholders’ (deficit) equity	(1,066,721)	1,937,825
Noncontrolling interest	663,451	1,271,995

Total stockholders’ (deficit) equity	(403,270)	3,209,820

Total liabilities and stockholders’ (deficit) equity	$4,103,082	$7,259,225

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2015	2014
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(3,537,090)	$37,841
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation, depletion and amortization	304,140	370,371
Accretion of asset retirement obligations	3,323	7,927
Impairment	3,647,845	167,966
Debt issuance costs amortization	8,324	7,045
Amortization of discount, net of premium, on long-term debt	1,053	394
Gain on extinguishment of debt	(358,633)	—
Write off of debt issuance costs	7,108	—
Gain on convertible notes derivative liability	(10,146)	—
Cash paid on early conversion of convertible notes	(2,708)	—
Gain on derivative contracts	(59,034)	(4,792)
Cash received (paid) on settlement of derivative contracts	278,581	(48,816)
Loss (gain) on sale of assets	2,097	(978)
Stock-based compensation	15,170	15,853
Other	1,772	488
Changes in operating assets and liabilities	59,084	(157,615)

Net cash provided by operating activities	360,886	395,684

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(761,905)	(1,071,465)
Acquisitions of assets	(3,231)	(16,920)
Proceeds from sale of assets	35,387	714,294

Net cash used in investing activities	(729,749)	(374,091)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,190,000	—
Repayments of borrowings	(1,034,466)	—
Debt issuance costs	(48,021)	—
Proceeds from the sale of royalty trust units	—	22,119
Noncontrolling interest distributions	(115,301)	(150,440)
Acquisition of ownership interest	—	(2,730)
Stock-based compensation excess tax benefit	—	14
Purchase of treasury stock	(3,198)	(8,278)
Repurchase of common stock	—	(17,542)
Dividends paid - preferred	(11,262)	(45,025)
Cash paid on settlement of financing derivative contracts	—	(44,128)

Net cash provided by (used in) financing activities	977,752	(246,010)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	608,889	(224,417)
CASH AND CASH EQUIVALENTS, beginning of year	181,253	814,663

CASH AND CASH EQUIVALENTS, end of period	$790,142	$590,246

Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(213,578)	$(209,939)
Cash paid for income taxes	$(95)	$(543)

Supplemental Disclosure of Noncash Investing and Financing Activities
Change in accrued capital expenditures	$160,853	$(49,072)
Equity issued for debt	$(35,147)	$—
Preferred stock dividends paid in common stock	$(16,188)	$—

For further information, please contact:

Duane M. Grubert

EVP – Investor Relations and Strategy

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Cautionary Note to Investors - This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Operational Guidance.” These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, net income and EBITDA, drilling plans, oil, and natural gas and natural gas liquids production, price realizations and differentials, reserves, operating, general and administrative and other costs, capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, infrastructure utilization and investment, and development plans and appraisal programs. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014 and in comparable “Risk Factors” sections of our Quarterly Reports on Form 10-Q filed after the date of this press release. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth-oriented projects in the Mid-Continent region of the United States. In addition, SandRidge owns and operates a saltwater gathering and disposal system and a drilling and related oil field services business.